Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,635,982)
Unrealized Gain (Loss) on Market Value of Futures	13,582,011
Dividend Income	592
Interest Income	2,480
ETF Transaction Fees	700
Total Income (Loss)	$11,949,801

Expenses
General Partner Management Fees	$40,826
Professional Fees	7,420
Brokerage Commissions	1,397
NYMEX License Fee	1,021
Non-interested Directors' Fees and Expenses	500
Prepaid Insurance Expense	267
Total Expenses	$51,431
Net Income (Loss)	$11,898,370

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/15	$71,880,098
Additions (450,000 Shares)	12,248,600
Net Income (Loss)	11,898,370

Net Asset Value End of Month	$96,027,068
Net Asset Value Per Share (3,450,000 Shares)	$27.83

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612